EXHIBIT 99.1

Contact:	Karie Anderson	FOR IMMEDIATE RELEASE
Investor Relations
312-394-4255

Kathleen Cantillon
Corporate Communications
312-394-2794

Exelon Announces First Quarter Results;

Reaffirms Full Year 2009 Earnings Guidance

CHICAGO (April 23, 2009) – Exelon Corporation (NYSE: EXC) today announced that its first quarter 2009 consolidated earnings prepared in accordance with GAAP were $712 million, or $1.08 per diluted share, compared with earnings of $581 million, or $0.88 per share, in the first quarter of 2008.

Exelon’s adjusted (non-GAAP) operating earnings for the first quarter of 2009 were $797 million, or $1.20 per diluted share, compared with $620 million, or $0.93 per diluted share, for the same period in 2008.

“Our strong first quarter results are keeping 2009 earnings on track to meet our estimates in spite of the difficult economic environment,” said John W. Rowe, Exelon’s chairman and CEO. “We continue to drive these results through our operating performance. Our nuclear fleet operations continued industry-leading performance as the quarter’s single refueling outage at the LaSalle station was completed in 22 days. Our fossil fleet had its best quarter since we began tracking commercial availability. ComEd announced a plan to reduce its 2009 capital and O&M spending by $200 million, and PECO reached a successful settlement related to energy procurement in Pennsylvania.”

The increase in first quarter 2009 adjusted (non-GAAP) operating earnings to $1.20 per share from $0.93 per share in first quarter 2008 was primarily due to:

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Higher energy gross margins at Exelon Generation Company, LLC (Generation) largely due to increased nuclear output reflecting fewer refueling outage days in 2009 and favorable portfolio and market conditions, partially offset by higher nuclear fuel costs;

•	Decreased operating and maintenance expense at Generation related to nuclear refueling outage costs associated with the lower number of refueling outage days during the first quarter of 2009;

•	Increased distribution revenue at Commonwealth Edison Company (ComEd) resulting from the September 2008 distribution rate case order;

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•	Increased gas distribution revenue at PECO Energy Company (PECO), reflecting new rates effective January 1, 2009, resulting from the 2008 gas distribution rate case;

•	The benefit related to an Illinois tax ruling; and

•	The impact of unfavorable weather conditions in the PECO service territory in 2008.

Higher first quarter 2009 earnings were partially offset by:

•	Increased operating and maintenance expense largely due to the impact of inflation on labor, contracting and materials expense and increased pension and other postretirement benefits (OPEB) expense;

•	Reduced load at ComEd and PECO, primarily driven by current economic conditions and the impact of the leap year day in 2008; and

•	Increased depreciation and amortization expense primarily related to the higher scheduled competitive transition charge (CTC) amortization at PECO.

Adjusted (non-GAAP) operating earnings for the first quarter of 2009 do not include the following items (after-tax) that were included in reported GAAP earnings:

•	Mark-to-market gains of $112 million, or $0.17 per diluted share, primarily from Generation’s economic hedging activities;

•	A charge of $135 million, or $0.20 per diluted share, related to impairments of certain Texas plants at Generation;

•	Unrealized losses of $33 million, or $0.05 per diluted share, related to nuclear decommissioning trust (NDT) fund investments;

•	A charge of $21 million, or $0.03 per diluted share, for the costs associated with the 2007 Illinois electric rate settlement agreement; and

•	External costs of $8 million, or $0.01 per diluted share, related to Exelon’s proposed acquisition of NRG Energy, Inc. (NRG).

Adjusted (non-GAAP) operating earnings for the first quarter of 2008 did not include the following items (after-tax) that were included in reported GAAP earnings:

•	Mark-to-market gains of $53 million, or $0.08 per diluted share, primarily from Generation’s economic hedging activities;

•	A charge of $50 million, or $0.07 per diluted share, for the costs associated with the 2007 Illinois electric rate settlement agreement; and

•	Unrealized losses of $42 million, or $0.06 per diluted share, related to NDT fund investments.

2009 Earnings Outlook

Exelon reaffirmed its guidance range for 2009 adjusted (non-GAAP) operating earnings of $4.00 to $4.30 per share. Exelon expects adjusted (non-GAAP) operating earnings for the second quarter of 2009 to be in the range of $0.95 to $1.05 per share. Operating earnings guidance is based on the assumption of normal weather for the remainder of the year.

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The outlook for 2009 adjusted (non-GAAP) operating earnings for Exelon and its subsidiaries excludes the following items:

•	Mark-to-market adjustments from economic hedging activities

•	Unrealized gains and losses from NDT fund investments primarily related to the Clinton, Oyster Creek and Three Mile Island nuclear plants (the former AmerGen Energy Company, LLC units)

•	Significant impairments of assets, including goodwill

•	Changes in decommissioning obligation estimates

•	Costs associated with the 2007 Illinois electric rate settlement agreement

•	Costs associated with ComEd’s 2007 settlement with the City of Chicago

•	External costs associated with the proposed acquisition of NRG

•	Other unusual items

•	Significant future changes to GAAP

First Quarter and Recent Highlights

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Proposal to Acquire NRG: On October 19, 2008, Exelon announced its proposal to acquire all outstanding shares of NRG common stock at a fixed exchange ratio of 0.485 of a share of Exelon common stock for each share of NRG common stock. This represented a 37% premium for NRG shareholders based on closing prices on the NYSE on October 17, 2008, the last trading day prior to the public disclosure of the Exelon offer. After NRG twice rejected the Exelon offer, Exelon brought its exchange offer directly to NRG shareholders on November 12, 2008. On February 26, 2009, Exelon extended its exchange offer until 5 p.m. New York City time on June 26, 2009 and announced that NRG shareholders had tendered more than 51 percent of all outstanding shares of NRG common stock.

Exelon has filed notices and applications for approval in all federal and state jurisdictions where notices or approvals are required in connection with the transaction, and Exelon expects to complete the regulatory approval process during the second half of 2009.

On March 17, 2009, Exelon filed a preliminary proxy statement with the Securities and Exchange Commission (SEC) in connection with the solicitation of proxies for the 2009 annual meeting of the shareholders of NRG. Exelon is seeking approval for the following proposals: (1) election of four independent candidates to replace the four Class III directors of NRG whose terms expire at the 2009 annual meeting of NRG shareholders; (2) expansion of the size of the NRG board of directors to provide for a board of 19 directors divided into three approximately equal classes; (3) election of five independent candidates to fill five of the six newly created directorships on the NRG board; and (4) repeal of any amendments to the NRG bylaws adopted by the NRG board without the approval of the NRG shareholders after February 26, 2008. NRG’s annual meeting has not yet been scheduled but is expected to take place by June 14, 2009.

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Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station operated by PSEG Nuclear LLC, produced 35,382 gigawatt-hours (GWhs) in the first quarter of 2009, compared with 32,935 GWhs in the first quarter of 2008. The Exelon-operated nuclear plants achieved a 96.2 percent capacity factor for the first quarter of 2009

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compared with 89.0 percent for the first quarter of 2008. The Exelon-operated nuclear plants completed one scheduled refueling outage and began two others in the first quarter of 2009, compared with completing four scheduled refueling outages and beginning a fifth in the first quarter of 2008. The number of refueling outage days totaled 34 and 104, respectively. Higher total nuclear output also was driven by a lower number of non-refueling outage days at the Exelon-operated plants, which totaled 13 days in the first quarter of 2009 versus 26 days in the first quarter of 2008.

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Fossil and Hydro Operations: Generation’s fossil fleet commercial availability was 96.0 percent in the first quarter of 2009, compared with 74.0 percent in the first quarter of 2008, primarily reflecting an outage last year at the Eddystone coal plant. The equivalent availability factor for the hydroelectric facilities was 94.4 percent in the first quarter of 2009, compared with 99.1 percent in the first quarter of 2008, largely due to an earlier than planned outage in March 2009 at Muddy Run.

•	Oyster Creek Nuclear Plant License Extension: On April 8, 2009, the NRC approved a 20-year operating license extension for the Oyster Creek Generating Station. Oyster Creek began operating in 1969.

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Public Service Company of Oklahoma Power Purchase and Sale Agreement: On April 21, 2009, Generation agreed to sell its rights to 520 megawatts (MW), or approximately two-thirds, of the capacity, energy and ancillary services supplied from its existing long-term contract with Green Country Energy, LLC (Green Country) through a power purchase agreement with Public Service Company of Oklahoma (PSO), a subsidiary of American Electric Power Company, Inc. Green Country is a 795-MW natural gas-fired station located in Jenks, Oklahoma. The transaction, subject to approval by the Oklahoma Corporation Commission (OCC), would commence on June 1, 2012 and continue through February 28, 2022. Once an application is filed, the OCC will have six months to issue a ruling. The transaction is not expected to have an impact on Generation’s earnings or cash flow until 2012.

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New Solar Facility: On April 22, 2009, Generation announced plans to apply for a Department of Energy loan guarantee to build a new 10-MW solar photovoltaic generating facility on a “brownfield” site in Chicago. The facility, to be developed with SunPower Corp., is estimated to cost approximately $60 million and would be the largest of its kind in an urban area in the United States. Subject to receipt of the loan guarantee, commercial operation is planned by the end of 2009.

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ComEd Energy Procurement: The Illinois Power Agency (IPA) has issued its calendar for the next energy procurement event for ComEd. The calendar and other related information can be found at the website: www.comed-energyrfp.com. The IPA will solicit requests for proposals (RFPs) for monthly peak and off-peak standard wholesale block energy products (50 MW each) to meet a portion of ComEd’s customer supply needs for the period June 1, 2009 through May 31, 2011. The RFPs are due by April 29, 2009, with the results, as approved by the Illinois Commerce Commission, expected to be issued by May 4, 2009.

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PECO Default Service Provider Plan Filing: On April 16, 2009, the Pennsylvania Public Utility Commission (PAPUC) approved PECO’s default service procurement plan joint settlement filed on March 10, 2009 to provide default electric service following the expiration of electric generation rate caps on December 31, 2010. The initial residential energy procurement will be held in June 2009.

Under the settlement, PECO’s revised default service provider program will have a 29-month term, beginning January 1, 2011 and ending May 31, 2013. PECO’s default service customers will be divided into four procurement classes: a Residential class, a Small Commercial class (for non-residential customers with peak demand up to 100 kilowatts (kW)), a Medium Commercial class (for non-residential customers with peak demand of greater than 100 kW up to 500 kW), and a Large Commercial and Industrial class for non-residential customers with peak demand in excess of 500 kW.

For the Residential and Small and Medium Commercial classes, a portion of the load will be served through competitively procured contracts for load-following, full requirements default supply service for terms of two years or less. For the remaining portion of the Residential class load, PECO will competitively procure forward purchases of energy blocks and will balance the remaining load through sales and purchases of energy in PJM Interconnection, LLC’s (PJM) competitive markets. For the remaining portion of the Small and Medium Commercial class load, as well as the Large Commercial and Industrial class load, PECO will competitively procure contracts for load-following, full requirements default supply service with the price for energy in each contract set to be the hourly price of the PJM day-ahead wholesale “spot” energy market during the term of delivery. In addition, PECO will offer Large Commercial and Industrial customers a fixed-price optional service during the first year of PECO’s default service provider plan.

Also under the settlement, PECO will expand its low-income assistance initiatives. In addition, PECO’s settlement includes a market rate deferral program under which certain customers can elect to phase in, with interest, any increases in 2011 post-electric generation rate cap expiration if they exceed 25 percent.

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PECO Early Phase-In Program Filing: On March 12, 2009, the PAPUC approved PECO’s September 2008 filing for a voluntary Early Phase-In Plan allowing customers to pre-pay, with interest, expected post-electric generation rate cap increases. Eligible residential and small business customers could choose to pay a surcharge on electricity use from July 1, 2009 to December 31, 2010, with the payments and interest credited to bills in 2011 to 2012.

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PECO Alternative Energy Credit (AEC) Procurement: Pursuant to PECO’s November 2008 RFP for fixed-price, five-year agreements to purchase AECs, two bidders were accepted by the PAPUC on February 10, 2009. PECO anticipates entering into agreements in April 2009, with AEC purchases beginning no later than December 2009.

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Financing Activities: On March 26, 2009, PECO issued $250 million of 5.00 percent First Mortgage Bonds due 2014. The net proceeds of the bonds were used to refinance short-term debt and for general corporate purposes.

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OPERATING COMPANY RESULTS

Exelon Generation consists of owned and contracted electric generating facilities, wholesale energy marketing operations and competitive retail sales operations.

First quarter 2009 net income was $528 million compared with $438 million in the first quarter of 2008. First quarter 2009 net income included (all after tax) mark-to-market gains of $112 million from economic hedging activities before the elimination of intercompany transactions, a charge of $135 million associated with the impairment of certain Texas plants (Handley and Mountain Creek), unrealized losses of $33 million related to NDT fund investments and a charge of $21 million for the costs associated with the 2007 Illinois electric rate settlement. First quarter 2008 net income included (all after tax) mark-to-market gains of $38 million from economic hedging activities, a charge of $47 million for the costs associated with the Illinois electric rate settlement and unrealized losses of $42 million related to NDT fund investments. Excluding the impact of these items, Generation’s net income in the first quarter of 2009 increased $116 million compared with the same quarter last year, primarily due to:

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Higher energy gross margins (revenue net of purchased power and fuel expense) largely due to increased nuclear output and favorable portfolio and market conditions, partially offset by higher nuclear fuel costs;

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Lower operating and maintenance expense, primarily reflecting fewer nuclear refueling outages, partially offset by increased pension and OPEB expense and inflation related to labor, contracting and materials; and

•	The impact of realized NDT fund losses primarily related to a tax planning strategy in 2008, partially offset by realized NDT fund losses related to market conditions in 2009; and

•	The benefit related to an Illinois tax ruling.

Generation’s average realized margin on all electric sales, including sales to affiliates and excluding trading activity, was $39.25 per MWh in the first quarter of 2009 compared with $38.77 per MWh in the first quarter of 2008.

ComEd consists of the electricity transmission and distribution operations in northern Illinois.

ComEd recorded net income of $114 million in the first quarter of 2009, compared with net income of $41 million in the first quarter of 2008. First quarter 2008 net income included an after-tax charge of $3 million for the costs associated with the 2007 Illinois electric rate settlement. Excluding the impact of this item, ComEd’s net income in the first quarter of 2009 increased $70 million from the same quarter last year primarily due to:

•	Increased distribution revenue due to the September 2008 distribution rate case order; and

•	The benefit related to an Illinois tax ruling.

The increase in net income was partially offset by:

•	Higher operating and maintenance expense, which primarily reflected the impact of increased pension and OPEB expense; and

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•	Reduced load, primarily driven by current economic conditions and the impact of the leap year day in 2008.

In the first quarter of 2009, heating degree-days in the ComEd service territory were down 2.8 percent relative to the same period in 2008, but were 3.5 percent above normal. ComEd’s total retail kilowatt-hour (kWh) deliveries decreased by 3.9 percent quarter over quarter, with declines in deliveries to all customer classes including the impact of the leap year day in 2008. In addition, the number of residential customers being served in the ComEd region decreased 0.2 percent from the first quarter of 2008.

Weather-normalized retail kWh deliveries decreased by 3.6 percent from the first quarter of 2008, and after adjusting for the leap year day, weather-normalized retail kWh deliveries decreased by 2.5 percent. For ComEd, weather had an unfavorable after-tax impact of $2 million on first quarter 2009 earnings relative to 2008 and a favorable after-tax impact of $2 million relative to normal weather that was incorporated in earnings guidance.

PECO consists of the electricity transmission and distribution operations and the retail natural gas distribution business in southeastern Pennsylvania.

PECO’s net income in the first quarter of 2009 was $113 million, up from $97 million in the first quarter of 2008. This increase was primarily due to:

•	Higher gas distribution revenue, reflecting new rates effective January 1, 2009, resulting from the 2008 gas distribution rate case; and

•	The impact of unfavorable weather conditions in 2008.

The increase in net income was partially offset by:

•	Reduced load, primarily reflecting decreased large commercial and industrial deliveries largely driven by current economic conditions and the impact of the leap year day in 2008;

•	Higher CTC amortization, which was in accordance with PECO’s 1998 restructuring settlement with the PAPUC. As expected, the increase in amortization expense exceeded the increase in CTC revenues; and

•	Higher operating and maintenance expense, which largely reflected increased expense for uncollectible accounts.

In the first quarter of 2009, heating degree-days in the PECO service territory were up 9.1 percent from 2008 and were 1.0 percent above normal. Total retail kWh deliveries were up 0.2 percent from last year as the impact of favorable weather was mostly offset by a decline in deliveries to large commercial and industrial customers and the leap year day in 2008. In addition, the number of residential electric customers being served in the PECO region remained about level between the first quarter of 2009 and the same period in 2008.

Weather-normalized retail kWh deliveries decreased by 2.2 percent from the first quarter of 2008, primarily reflecting decreased large commercial and industrial deliveries and the impact of the leap year day in 2008. After adjusting for the leap year day, weather-normalized retail kWh deliveries decreased by 1.1 percent. For PECO, weather had a favorable after-tax impact of $15 million on first quarter 2009 earnings relative to 2008 and a favorable after-tax impact of $1 million relative to normal weather that was incorporated in earnings guidance.

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Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations, mark-to-market adjustments from economic hedging activities and unrealized gains and losses from NDT fund investments, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliation of GAAP to adjusted (non-GAAP) operating earnings for historical periods is attached. Additional earnings release attachments, which include the reconciliation on page 6, are posted on Exelon’s Web site: www.exeloncorp.com and have been filed with the Securities and Exchange Commission on Form 8-K on April 23, 2009.

Conference call information: Exelon has scheduled a conference call for 11 AM ET (10 AM CT) on April 23, 2009. The call-in number in the U.S. and Canada is 800-690-3108, and the international call-in number is 973-935-8753. If requested, the conference ID number is 92382658. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon’s Web site: www.exeloncorp.com. (Please select the Investor Relations page.)

Telephone replays will be available until May 7. The U.S. and Canada call-in number for replays is 800-642-1687, and the international call-in number is 706-645-9291. The conference ID number is 92382658.

Important Information

This release relates, in part, to the offer (the “Offer”) by Exelon Corporation (“Exelon”) through its direct wholly-owned subsidiary, Exelon Xchange Corporation (“Xchange”), to exchange each issued and outstanding share of common stock (the “NRG shares”) of NRG Energy, Inc. (“NRG”) for 0.485 of a share of Exelon common stock. This release is for informational purposes only and does not constitute an offer to exchange, or a solicitation of an offer to exchange, NRG shares, nor is it a substitute for the Tender Offer Statement on Schedule TO or the Prospectus/Offer to Exchange included in the Registration Statement on Form S-4 (Reg. No. 333-155278) (including the Letter of Transmittal and related documents and as amended from time to time, the “Exchange Offer Documents”) previously filed by Exelon and Xchange with the Securities and Exchange Commission (the “SEC”). The Offer is made only through the Exchange Offer Documents. Investors and security holders are urged to read these documents and other relevant materials as they become available, because they will contain important information.

Exelon filed a preliminary proxy statement on Schedule 14A with the SEC on March 17, 2009 in connection with the solicitation of proxies (the “Preliminary NRG Meeting Proxy Statement”) for the 2009 annual meeting of NRG stockholders (the “NRG Meeting”). Exelon expects to file a definitive proxy statement on Schedule 14A with the SEC in connection with the solicitation of proxies for the

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NRG Meeting and may file other proxy solicitation material in connection therewith (the “Definitive NRG Meeting Proxy Statement”). Exelon has also filed a preliminary proxy statement on Schedule 14A with the SEC in connection with its solicitation of proxies (the “Preliminary Exelon Meeting Proxy Statement”) for a meeting of Exelon shareholders (the “Exelon Meeting”) to be called in order to approve the issuance of shares of Exelon common stock pursuant to the Offer. Exelon expects to file a definitive proxy statement on Schedule 14A with the SEC in connection with the solicitation of proxies for the Exelon Meeting (the “Definitive Exelon Meeting Proxy Statement”). Investors and security holders are urged to read the Preliminary NRG Meeting Proxy Statement, the Definitive NRG Meeting Proxy Statement, the Preliminary Exelon Meeting Proxy Statement, and the Definitive Exelon Meeting Proxy Statement and other relevant materials as they become available, because they will contain important information.

Investors and security holders can obtain copies of the materials described above (and all other related documents filed with the SEC) at no charge on the SEC’s website: www.sec.gov. Copies can also be obtained at no charge by directing a request for such materials to Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, toll free at 1-877-750-9501. Investors and security holders may also read and copy any reports, statements and other information filed by Exelon, Xchange or NRG with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Exelon, Xchange and the individuals to be nominated by Exelon for election to NRG’s Board of Directors will be participants in the solicitation of proxies from NRG stockholders for the NRG Meeting or any adjournment or postponement thereof. Exelon and Xchange will be participants in the solicitation of proxies from Exelon shareholders for the Exelon Meeting or any adjournment or postponement thereof. In addition, certain directors and executive officers of Exelon and Xchange may solicit proxies for the Exelon Meeting and the NRG Meeting. Information about Exelon and Exelon’s directors and executive officers is available in Exelon’s proxy statement, dated March 19, 2009, filed with the SEC in connection with Exelon’s 2009 annual meeting of shareholders. Information about Xchange and Xchange’s directors and executive officers is available in Schedule II to the Prospectus/Offer to Exchange. Information about any other participants will be included in the Definitive NRG Meeting Proxy Statement or the Definitive Exelon Meeting Proxy Statement, as applicable.

Forward Looking Statements

This release includes forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. The factors that could cause actual results to differ materially from these forward-looking statements include Exelon’s ability to achieve the synergies contemplated by the proposed transaction, Exelon’s ability to promptly and effectively integrate the businesses of NRG and Exelon, and the timing to consummate the proposed transaction and obtain required regulatory approvals as well as those discussed in (1) the Exchange Offer Documents; (2) Exelon’s 2008 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (3) Exelon’s First Quarter 2009 Quarterly Report on Form 10-Q (to be filed on April 23, 2009) in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial

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Statements: Note 13; and (4) other factors discussed in filings with the Securities and Exchange Commission by Exelon Corporation, Exelon Generation Company, LLC, Commonwealth Edison Company, and PECO Energy Company (Companies). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this release. The Companies do not undertake any obligation to publicly release any revision to their forward-looking statements to reflect events or circumstances after the date of this release, except as required by law.

Statements made in connection with the exchange offer are not subject to the safe harbor protections provided to forward-looking statements under the Private Securities Litigation Reform Act of 1995.

All information in this release concerning NRG, including its business, operations, and financial results, was obtained from public sources. While Exelon has no knowledge that any such information is inaccurate or incomplete, Exelon has not had the opportunity to verify any of that information.

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Exelon Corporation is one of the nation’s largest electric utilities with approximately 5.4 million customers and $19 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5.4 million customers in Illinois and Pennsylvania and natural gas to approximately 485,000 customers in southeastern Pennsylvania. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

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EXELON CORPORATION

Earnings Release Attachments

Table of Contents

Consolidating Statements of Operations - Three Months Ended March 31, 2009 and 2008	1

Business Segment Comparative Statements of Operations - Generation and ComEd - Three Months Ended March 31, 2009 and 2008	2

Business Segment Comparative Statements of Operations - PECO and Other - Three Months Ended March 31, 2009 and 2008	3

Consolidated Balance Sheets - March 31, 2009 and December 31, 2008	4

Consolidated Statements of Cash Flows - Three Months Ended March 31, 2009 and 2008	5

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Three Months Ended March 31, 2009 and 2008	6

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Three Months Ended March 31, 2009 and 2008	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Generation - Three Months Ended March 31, 2009 and 2008	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - ComEd - Three Months Ended March 31, 2009 and 2008	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - PECO - Three Months Ended March 31, 2009 and 2008	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Other - Three Months Ended March 31, 2009 and 2008	11

Exelon Generation Statistics - Three Months Ended March 31, 2009, December 31, 2008, September 30, 2008, June 30, 2008 and March 31, 2008	12

ComEd Statistics - Three Months Ended March 31, 2009 and 2008	13

PECO Statistics - Three Months Ended March 31, 2009 and 2008	14

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Three Months Ended March 31, 2009
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$2,601	$1,553	$1,514	$(946)	$4,722

Operating expenses
Purchased power	175	882	570	(944)	683
Fuel	510	—	266	—	776
Operating and maintenance	928	253	177	4	1,362
Operating and maintenance for regulatory required programs (a)	—	11	—	—	11
Depreciation and amortization	76	123	225	12	436
Taxes other than income	50	78	66	6	200

Total operating expenses	1,739	1,347	1,304	(922)	3,468

Operating income (loss)	862	206	210	(24)	1,254

Other income and deductions
Interest expense, net	(29)	(83)	(50)	(25)	(187)
Equity in losses of unconsolidated affiliates and investments	(1)	—	(7)	—	(8)
Other, net	(82)	32	5	7	(38)

Total other income and deductions	(112)	(51)	(52)	(18)	(233)

Income (loss) from continuing operations before income taxes	750	155	158	(42)	1,021

Income taxes	222	41	45	2	310

Income (loss) from continuing operations	528	114	113	(44)	711

Income from discontinued operations	—	—	—	1	1

Net income (loss)	$528	$114	$113	$(43)	$712

	Three Months Ended March 31, 2008
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$2,482	$1,440	$1,476	$(881)	$4,517

Operating expenses
Purchased power	564	841	572	(905)	1,072
Fuel	271	—	267	—	538
Operating and maintenance	785	249	168	(9)	1,193
Depreciation and amortization	70	111	205	12	398
Taxes other than income	53	69	66	5	193

Total operating expenses	1,743	1,270	1,278	(897)	3,394

Operating income	739	170	198	16	1,123

Other income and deductions
Interest expense, net	(36)	(105)	(59)	(21)	(221)
Equity in losses of unconsolidated affiliates and investments	—	(2)	(3)	—	(5)
Other, net	(64)	4	4	(2)	(58)

Total other income and deductions	(100)	(103)	(58)	(23)	(284)

Income (loss) from continuing operations before income taxes	639	67	140	(7)	839

Income taxes	200	26	43	(11)	258

Income from continuing operations	439	41	97	4	581

Income (loss) from discontinued operations	(1)	—	—	1	—

Net income	$438	$41	$97	$5	$581

(a)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues during the period.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Generation

	Three Months Ended March 31,
	2009	2008	Variance
Operating revenues	$2,601	$2,482	$119

Operating expenses
Purchased power	175	564	(389)
Fuel	510	271	239
Operating and maintenance	928	785	143
Depreciation and amortization	76	70	6
Taxes other than income	50	53	(3)

Total operating expenses	1,739	1,743	(4)

Operating income	862	739	123

Other income and deductions
Interest expense, net	(29)	(36)	7
Equity in losses of investments	(1)	—	(1)
Other, net	(82)	(64)	(18)

Total other income and deductions	(112)	(100)	(12)

Income from continuing operations before income taxes	750	639	111

Income taxes	222	200	22

Income from continuing operations	528	439	89

Loss from discontinued operations	—	(1)	1

Net income	$528	$438	$90

	ComEd

	Three Months Ended March 31,
	2009	2008	Variance
Operating revenues	$1,553	$1,440	$113

Operating expenses
Purchased power	882	841	41
Operating and maintenance	253	249	4
Operating and maintenance for regulatory required programs (a)	11	—	11
Depreciation and amortization	123	111	12
Taxes other than income	78	69	9

Total operating expenses	1,347	1,270	77

Operating income	206	170	36

Other income and deductions
Interest expense, net	(83)	(105)	22
Equity in losses of unconsolidated affiliates	—	(2)	2
Other, net	32	4	28

Total other income and deductions	(51)	(103)	52

Income before income taxes	155	67	88

Income taxes	41	26	15

Net income	$114	$41	$73

(a)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues during the period.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PECO

	Three Months Ended March 31,
	2009	2008	Variance
Operating revenues	$1,514	$1,476	$38

Operating expenses
Purchased power	570	572	(2)
Fuel	266	267	(1)
Operating and maintenance	177	168	9
Depreciation and amortization	225	205	20
Taxes other than income	66	66	—

Total operating expenses	1,304	1,278	26

Operating income	210	198	12

Other income and deductions
Interest expense, net	(50)	(59)	9
Equity in losses of unconsolidated affiliates	(7)	(3)	(4)
Other, net	5	4	1

Total other income and deductions	(52)	(58)	6

Income before income taxes	158	140	18

Income taxes	45	43	2

Net income	$113	$97	$16

	Other (a)

	Three Months Ended March 31,
	2009	2008	Variance
Operating revenues	$(946)	$(881)	$(65)

Operating expenses
Purchased power	(944)	(905)	(39)
Operating and maintenance	4	(9)	13
Depreciation and amortization	12	12	—
Taxes other than income	6	5	1

Total operating expenses	(922)	(897)	(25)

Operating loss	(24)	16	(40)

Other income and deductions
Interest expense, net	(25)	(21)	(4)
Other, net	7	(2)	9

Total other income and deductions	(18)	(23)	5

Loss from continuing operations before income taxes	(42)	(7)	(35)

Income taxes	2	(11)	13

Income (loss) from continuing operations	(44)	4	(48)

Income from discontinued operations	1	1	—

Net income (loss)	$(43)	$5	$(48)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities, including investments in synthetic fuel-producing facilities.

EXELON CORPORATION

Consolidated Balance Sheets

(unaudited)

(in millions)

	March 31, 2009	December 31, 2008
Current assets
Cash and cash equivalents	$2,149	$1,271
Restricted cash and investments	52	75
Accounts receivable, net
Customer	1,764	1,928
Other	421	324
Mark-to-market derivative assets	618	410
Inventories, net
Fossil fuel	157	315
Materials and supplies	542	528
Other	640	517

Total current assets	6,343	5,368

Property, plant and equipment, net	25,928	25,813

Deferred debits and other assets
Regulatory assets	5,676	5,940
Nuclear decommissioning trust (NDT) funds	5,300	5,500
Investments	713	715
Goodwill	2,625	2,625
Mark-to-market derivative assets	819	507
Other	1,459	1,349

Total deferred debits and other assets	16,592	16,636

Total assets	$48,863	$47,817

Liabilities and equity
Current liabilities
Short-term borrowings	$207	$211
Long-term debt due within one year	13	29
Long-term debt to PECO Energy Transition Trust due within one year	551	319
Accounts payable	1,121	1,416
Mark-to-market derivative liabilities	433	214
Accrued expenses	1,177	1,151
Deferred income taxes	266	77
Other	598	663

Total current liabilities	4,366	4,080

Long-term debt	11,599	11,397
Long-term debt to PECO Energy Transition Trust	404	805
Long-term debt to other financing trusts	390	390

Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	5,051	4,939
Asset retirement obligations	3,787	3,734
Pension obligations	4,157	4,111
Non-pension postretirement benefits obligations	2,152	2,255
Spent nuclear fuel obligation	1,016	1,015
Regulatory liabilities	2,364	2,520
Mark-to-market derivative liabilities	73	24
Other	1,405	1,413

Total deferred credits and other liabilities	20,005	20,011

Total liabilities	36,764	36,683

Equity
Shareholders’ equity
Common stock	8,845	8,816
Treasury stock, at cost	(2,338)	(2,338)
Retained earnings	7,185	6,820
Accumulated other comprehensive loss, net	(1,680)	(2,251)

Total shareholders’ equity	12,012	11,047

Preferred securities of subsidiary	87	87

Total Equity	12,099	11,134

Total liabilities and shareholders’ equity	$48,863	$47,817

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Three Months Ended March 31,
	2009	2008
Cash flows from operating activities
Net income	$712	$581
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel amortization	622	552
Impairment of long-lived assets	223	—
Deferred income taxes and amortization of investment tax credits	(80)	51
Net fair value changes related to derivatives and NDT funds	(96)	(14)
Other non-cash operating activities	280	206
Changes in assets and liabilities:
Accounts receivable	108	181
Inventories	132	70
Accounts payable, accrued expenses and other current liabilities	(535)	(391)
Counterparty collateral asset	416	(206)
Counterparty collateral liability	368	45
Income taxes	161	(5)
Restricted cash	—	11
Pension and non-pension postretirement benefit contributions	(37)	(25)
Other assets and liabilities	(324)	(338)

Net cash flows provided by operating activities	1,950	718

Cash flows from investing activities
Capital expenditures	(712)	(897)
Proceeds from NDT fund sales	3,050	5,130
Investment in NDT funds	(3,109)	(5,195)
Change in restricted cash	23	(142)
Other investing activities	(4)	(1)

Net cash flows used in investing activities	(752)	(1,105)

Cash flows from financing activities
Issuance of long-term debt	249	1,781
Retirement of long-term debt	(64)	(417)
Retirement of long-term debt to financing affiliates	(169)	(381)
Change in short-term debt	(4)	15
Dividends paid on common stock	(346)	(330)
Proceeds from employee stock plans	9	44
Purchase of treasury stock	—	(436)
Purchase of forward contract in relation to certain treasury stock	—	(64)
Other financing activities	5	26

Net cash flows provided by (used in) financing activities	(320)	238

Increase (decrease) in cash and cash equivalents	878	(149)
Cash and cash equivalents at beginning of period	1,271	311

Cash and cash equivalents at end of period	$2,149	$162

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Three Months Ended March 31, 2009				Three Months Ended March 31, 2008
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$4,722	$33	(c)	$4,755	$4,517	$73	(c)	$4,590

Operating expenses
Purchased power	683	201	(d)	884	1,072	(75	)(d)	997
Fuel	776	(16	)(d)	760	538	163	(d)	701
Operating and maintenance	1,362	(236	)(e),(f)	1,126	1,193	(48	)(c),(g)	1,145
Operating and maintenance for regulatory required programs (b)	11	—		11	—	—		—
Depreciation and amortization	436	—		436	398	—		398
Taxes other than income	200	—		200	193	—		193

Total operating expenses	3,468	(51)		3,417	3,394	40		3,434

Operating income	1,254	84		1,338	1,123	33		1,156

Other income and deductions
Interest expense, net	(187)	—		(187)	(221)	—		(221)
Equity in losses of unconsolidated affiliates and investments	(8)	—		(8)	(5)	—		(5)
Other, net	(38)	96	(g)	58	(58)	70	(g)	12

Total other income and deductions	(233)	96		(137)	(284)	70		(214)

Income from continuing operations before income taxes	1,021	180		1,201	839	103		942

Income taxes	310	95	(c),(d),(e),(f),(g)	405	258	64	(c),(d),(g)	322

Income from continuing operations	711	85		796	581	39		620

Income from discontinued operations	1	—		1	—	—		—

Net income	$712	$85		$797	$581	$39		$620

Effective tax rate	30.4%			33.7%	30.8%			34.2%

Earnings per average common share
Basic:
Income from continuing operations	$1.08	$0.13		$1.21	$0.88	$0.06		$0.94
Income from discontinued operations	—	—		—	—	—		—

Net income	$1.08	$0.13		$1.21	$0.88	$0.06		$0.94

Diluted:
Income from continuing operations	$1.08	$0.12		$1.20	$0.88	$0.05		$0.93
Income from discontinued operations	—	—		—	—	—		—

Net income	$1.08	$0.12		$1.20	$0.88	$0.05		$0.93

Average common shares outstanding
Basic	659			659	659			659
Diluted	661			661	664			664

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
2007 Illinois electric rate settlement (c)		$0.03				$0.07
Mark-to-market impact of economic hedging activities (d)		(0.17)				(0.08)
NRG acquisition costs (e)		0.01				—
Impairment of certain generating assets (f)		0.20				—
Unrealized losses related to NDT fund investments (g)		0.05				0.06

Total adjustments		$0.12				$0.05

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues during the period.
(c)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(d)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(e)	Adjustment to exclude external costs associated with Exelon’s proposed acquisition of NRG Energy, Inc (NRG).
(f)	Adjustment to exclude the impairment of certain of Generation’s Texas plants recorded during the first quarter of 2009.
(g)	Adjustment to exclude the unrealized losses associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes. For the first quarter of 2008, $44 million has been recast compared to prior year presentation to reflect an offsetting adjustment to operating and maintenance and income taxes related to the contractual elimination of unrealized losses associated with Generation’s NDT fund investments.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings

to GAAP Earnings By Business Segment (in millions)

Three Months Ended March 31, 2009 and 2008

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	Other	Exelon
2008 GAAP Earnings	$0.88	$438	$41	$97	$5	$581

2008 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	0.07	47	3	—	—	50
Mark-to-Market Impact of Economic Hedging Activities	(0.08)	(38)	—	—	(15)	(53)
Unrealized Losses Related to NDT Fund Investments	0.06	42	—	—	—	42

2008 Adjusted (non-GAAP) Operating Earnings (Loss)	0.93	489	44	97	(10)	620

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market (1)	0.10	67	—	—	—	67
ComEd and PECO Margins:
Weather (2)	0.02	—	(2)	15	—	13
Other Energy Delivery (3)	0.08	—	40	14	—	54
Operating and Maintenance Expense:
Bad Debt (4)	—	—	1	(5)	—	(4)
Labor, Contracting and Materials (5)	(0.01)	(11)	2	—	—	(9)
Other Operating and Maintenance Expense (6)	—	3	(1)	—	—	2
Pension and Non-Pension Postretirement Benefits Expense (7)	(0.03)	(12)	(8)	(1)	—	(21)
Planned Nuclear Refueling Outages (8)	0.06	40	—	—	—	40
Depreciation and Amortization (9)	(0.04)	(4)	(7)	(14)	—	(25)
NDT Activity (10)	0.01	9	—	—	—	9
Benefit From Illinois Tax Ruling (11)	0.06	8	35	—	(1)	42
Income Taxes (12)	(0.01)	7	5	3	(23)	(8)
Other (13)	0.03	9	5	4	(1)	17

2009 Adjusted (non-GAAP) Operating Earnings (Loss)	1.20	605	114	113	(35)	797

2009 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	(0.03)	(21)	—	—	—	(21)
Mark-to-Market Impact of Economic Hedging Activities	0.17	112	—	—	—	112
Unrealized Losses Related to NDT Fund Investments	(0.05)	(33)	—	—	—	(33)
NRG Acquisition Costs (14)	(0.01)	—	—	—	(8)	(8)
Impairment of Certain Generating Assets (15)	(0.20)	(135)	—	—	—	(135)

2009 GAAP Earnings (Loss)	$1.08	$528	$114	$113	$(43)	$712

(1)	Primarily reflects higher gross energy margins due largely to increased nuclear output as a result of fewer refueling outage days in 2009 and favorable portfolio and market conditions, partially offset by higher nuclear fuel costs.
(2)	Primarily reflects the impact of 2008 unfavorable weather conditions in the PECO service territory.
(3)	Primarily reflects in 2009 the impact of increased distribution revenue at ComEd (2008 distribution rate case) partially offset by the positive impact of a 2008 FERC transmission order. PECO’s results reflect the impact of increased gas distribution rates (2008 gas distribution rate case). Both utilities experienced reduced load during 2009.
(4)	Primarily reflects the impacts of an increase in PECO’s customer account charge-offs in the first quarter of 2009 associated with the increased account termination activity initiated in the fall of 2008.
(5)	Primarily reflects inflation related to labor, contracting and materials expenses (exclusive of planned nuclear refueling outages as disclosed in number 8 below), partially offset by Exelon’s ongoing cost savings initiative.
(6)	Primarily reflects decreased nuclear refueling outage costs related to Generation’s ownership interest in Salem Generating Station.
(7)	Reflects increased pension and non-pension postretirement benefits expense primarily due to asset returns in 2008.
(8)	Reflects decreased operating and maintenance expense related to nuclear refueling outage costs associated with a lower number of planned refueling outage days during 2009 as compared to 2008, excluding Salem.
(9)	Primarily reflects increased amortization at PECO due to increased scheduled competitive transition charge (CTC) amortization and increased depreciation due to ongoing capital expenditures across the operating companies.
(10)	Primarily reflects the impact of realized NDT fund losses related to a tax planning strategy in 2008, partially offset by realized NDT fund losses related to market conditions in 2009.
(11)	Reflects benefits associated with an Illinois Supreme Court decision granting Illinois Investment Tax Credits to Exelon.
(12)	Primarily reflects income from 2008 state tax settlements, partially offset by 2009 tax planning opportunities.
(13)	Primarily reflects decreased interest expense due to lower interest rates on Generation’s spent nuclear fuel obligation and a lower principal balance on debt due to PECO Energy Transition Trust.
(14)	Reflects external costs in 2009 associated with Exelon’s proposed acquisition of NRG.
(15)	Reflects the impairment of certain of Generation’s Texas plants recorded during the first quarter of 2009.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Generation
	Three Months Ended March 31, 2009				Three Months Ended March 31, 2008
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$2,601	$33	(b)	$2,634	$2,482	$73	(b)	$2,555

Operating expenses
Purchased power	175	201	(c)	376	564	(100	)(c)	464
Fuel	510	(16	)(c)	494	271	163	(c)	434
Operating and maintenance	928	(223	)(d)	705	785	(44	)(e)	741
Depreciation and amortization	76	—		76	70	—		70
Taxes other than income	50	—		50	53	—		53

Total operating expenses	1,739	(38)		1,701	1,743	19		1,762

Operating income	862	71		933	739	54		793

Other income and deductions
Interest expense, net	(29)	—		(29)	(36)	—		(36)
Equity in losses of investments	(1)	—		(1)	—	—		—
Other, net	(82)	96	(e)	14	(64)	70	(e)	6

Total other income and deductions	(112)	96		(16)	(100)	70		(30)

Income before income taxes	750	167		917	639	124		763

Income taxes	222	90	(b),(c),(d),(e)	312	200	73	(b),(c),(e)	273

Income from continuing operations	528	77		605	439	51		490

Loss from discontinued operations	—	—		—	(1)	—		(1)

Net income	$528	$77		$605	$438	$51		$489

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(c)	Adjustment to exclude the mark-to-market impact of Generation’s economic hedging activities.
(d)	Adjustment to exclude the impairment of certain of Generation’s Texas plants recorded during the first quarter of 2009.
(e)	Adjustment to exclude the unrealized losses associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes. For the first quarter of 2008, $44 million has been recast compared to prior year presentation to reflect an offsetting adjustment to operating and maintenance and income taxes related to the contractual elimination of unrealized losses associated with Generation’s NDT fund investments.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	ComEd

	Three Months Ended March 31, 2009			Three Months Ended March 31, 2008
	GAAP (a)	Adjustments	Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$1,553		$1,553	$1,440	$—		$1,440

Operating expenses
Purchased power	882	—	882	841	—		841
Operating and maintenance	253	—	253	249	(4	)(c)	245
Operating and maintenance for regulatory required programs (b)	11	—	11	—			—
Depreciation and amortization	123	—	123	111	—		111
Taxes other than income	78	—	78	69	—		69

Total operating expenses	1,347	—	1,347	1,270	(4)		1,266

Operating income	206	—	206	170	4		174

Other income and deductions
Interest expense, net	(83)	—	(83)	(105)	—		(105)
Equity in losses of unconsolidated affiliates	—	—	—	(2)	—		(2)
Other, net	32	—	32	4	—		4

Total other income and deductions	(51)	—	(51)	(103)	—		(103)

Income before income taxes	155	—	155	67	4		71

Income taxes	41	—	41	26	1	(c)	27

Net income	$114	$—	$114	$41	$3		$44

(a)	Results reported in accordance with GAAP.
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues during the period.
(c)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	PECO

	Three Months Ended March 31, 2009			Three Months Ended March 31, 2008
	GAAP (a)	Adjustments	Adjusted Non-GAAP	GAAP (a)	Adjustments	Adjusted Non-GAAP
Operating revenues	$1,514	$—	$1,514	$1,476	$—	$1,476

Operating expenses
Purchased power	570	—	570	572	—	572
Fuel	266	—	266	267		267
Operating and maintenance	177	—	177	168	—	168
Depreciation and amortization	225	—	225	205	—	205
Taxes other than income	66	—	66	66	—	66

Total operating expenses	1,304	—	1,304	1,278	—	1,278

Operating income	210	—	210	198	—	198

Other income and deductions
Interest expense, net	(50)	—	(50)	(59)	—	(59)
Equity in losses of unconsolidated affiliates	(7)	—	(7)	(3)	—	(3)
Other, net	5	—	5	4	—	4

Total other income and deductions	(52)	—	(52)	(58)	—	(58)

Income before income taxes	158	—	158	140	—	140

Income taxes	45	—	45	43	—	43

Net income	$113	$—	$113	$97	$—	$97

(a)	Results reported in accordance with GAAP.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Other
	Three Months Ended March 31, 2009				Three Months Ended March 31, 2008
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$(946)	$—		$(946)	$(881)	$—		$(881)

Operating expenses
Purchased power	(944)	—		(944)	(905)	25	(c)	(880)
Operating and maintenance	4	(13	)(b)	(9)	(9)	—		(9)
Depreciation and amortization	12	—		12	12	—		12
Taxes other than income	6	—		6	5	—		5

Total operating expenses	(922)	(13)		(935)	(897)	25		(872)

Operating loss	(24)	13		(11)	16	(25)		(9)

Other income and deductions
Interest expense, net	(25)	—		(25)	(21)	—		(21)
Other, net	7	—		7	(2)	—		(2)

Total other income and deductions	(18)	—		(18)	(23)	—		(23)

Loss from continuing operations before income taxes	(42)	13		(29)	(7)	(25)		(32)

Income taxes	2	5	(b)	7	(11)	(10	)(c)	(21)

Income (loss) from continuing operations	(44)	8		(36)	4	(15)		(11)

Income from discontinued operations	1	—		1	1	—		1

Net income (loss)	$(43)	$8		$(35)	$5	$(15)		$(10)

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude external costs associated with Exelon’s proposed acquisition of NRG.
(c)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended
	Mar. 31, 2009	Dec. 31, 2008	Sept. 30, 2008	Jun. 30, 2008	Mar. 31, 2008
Supply (in GWhs)
Nuclear	35,382	34,887	36,451	35,069	32,935
Purchased Power	6,077	6,100	8,761	5,575	5,827
Fossil and Hydro	2,765	2,162	2,685	2,910	2,812

Power Team Supply	44,224	43,149	47,897	43,554	41,574

	Three Months Ended
	Mar. 31, 2009	Dec. 31, 2008	Sept. 30, 2008	Jun. 30, 2008	Mar. 31, 2008
Electric Sales (in GWhs)
ComEd (c)	5,537	5,261	6,629	5,218	6,092
PECO	10,223	9,760	11,333	9,761	10,112
Market and Retail (c)	28,464	28,128	29,935	28,575	25,370

Total Electric Sales (a) (b)	44,224	43,149	47,897	43,554	41,574

Average Margin ($/MWh)
Average Realized Revenue
ComEd (c)	$63.21	$63.30	$64.41	$63.82	$63.20
PECO	49.30	49.28	53.03	52.04	48.75
Market and Retail (c)	57.12	54.18	65.98	61.91	57.19
Total Electric Sales	56.08	54.18	62.70	59.93	56.02
Average Purchased Power and Fuel Cost (d)	$16.82	$15.90	$26.16	$19.40	$17.25
Average Margin (d)	$39.25	$38.28	$36.54	$40.53	$38.77

Around-the-clock Market Prices ($/MWh) (e)
PJM West Hub	$49.18	$52.62	$77.37	$75.65	$68.53
NiHub	34.09	38.06	53.28	51.39	53.35

(a)	Excludes retail gas activity, trading portfolio and other operating revenue.
(b)	Total sales do not include trading volume of 2,331 GWhs, 2,153 GWhs, 3,092 GWhs, 1,784 GWhs, and 1,862 GWhs for the three months ended March 31, 2009, December 31, 2008, September 30, 2008, June 30, 2008 and March 31, 2008, respectively.
(c)	$31 million, $20 million, $15 million, and $7 million of pre-tax revenue, resulting from the settlement of the ComEd swap starting in June 2008, have been excluded from ComEd and included in Market and Retail sales for the quarters ended March 31, 2009, December 31, 2008, September, 30, 2008 and June 30, 2008, respectively. Additionally, $58 million (898 GWhs), and $29 million (486 GWhs) of pre-tax revenue, resulting from sales to ComEd under the request for proposal, which started in September 2008, have been excluded from ComEd and included in Market and Retail sales for the quarters ended March 31, 2009 and December 31, 2008, respectively.
(d)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(e)	Represents the average for the quarter.

EXELON CORPORATION

ComEd Statistics

Three Months Ended March 31, 2009 and 2008

	Electric Deliveries (in GWhs)						Revenue (in millions)
	2009		2008		% Change		2009		2008		% Change
Full Service (a)
Residential	7,063		7,288		(3.1%)		$846		$761		11.2%
Small Commercial & Industrial	3,678		3,801		(3.2%)		376		362		3.9%
Large Commercial & Industrial	372		311		19.6%		25		25		0.0%
Public Authorities	106		180		(41.1%)		11		16		(31.3%)

Total Full Service	11,219		11,580		(3.1%)		1,258		1,164		8.1%

Delivery Only (b)
Residential	—	(c)	—	(c)	n.	m.	—	(c)	—	(c)	n.	m.
Small Commercial & Industrial	4,471		4,575		(2.3%)		73		64		14.1%
Large Commercial & Industrial	6,403		6,924		(7.5%)		75		66		13.6%
Public Authorities & Electric Railroads	240		167		43.7%		4		1		n.m.

Total Delivery Only	11,114		11,666		(4.7%)		152		131		16.0%

Total Retail	22,333		23,246		(3.9%)		1,410		1,295		8.9%

Other Revenue (d)							143		145		(1.4%)

Total Revenues							$1,553		$1,440		7.8%

Purchased Power							$882		$841		4.9%

Heating and Cooling Degree-Days (e)	2009		2008		Normal
Heating Degree-Days	3,320		3,417		3,208
Cooling Degree-Days	—		—		—

(a)	Reflects deliveries to customers purchasing electricity from ComEd.
(b)	Reflects customers electing to purchase electricity from an alternative electric generation supplier.
(c)	There are a minimal number of residential customers being served by alternative suppliers with total activity of less than 1 GWh and $1 million.
(d)	Other revenue primarily includes transmission revenue from PJM Interconnection, LLC (PJM). Other items include late payment charges and mutual assistance program revenues.
(e)	Reflects the impact of the leap year day in 2008.
n.m.	Not meaningful.

EXELON CORPORATION

PECO Statistics

Three Months Ended March 31, 2009 and 2008

	Electric and Gas Deliveries			Revenue (in millions)
	2009	2008	% Change	2009	2008	% Change
Electric (in GWhs)
Full Service (a)
Residential	3,529	3,407	3.6%	$466	$452	3.1%
Small Commercial & Industrial	2,098	2,040	2.8%	245	240	2.1%
Large Commercial & Industrial	3,790	3,933	(3.6%)	319	339	(5.9%)
Public Authorities & Electric Railroads	246	234	5.1%	24	22	9.1%

Total Full Service	9,663	9,614	0.5%	1,054	1,053	0.1%

Delivery Only (b)
Residential	6	8	(25.0%)	—	1	(100.0%)
Small Commercial & Industrial	98	124	(21.0%)	5	6	(16.7%)
Large Commercial & Industrial	2	2	0.0%	—	—	0.0%

Total Delivery Only	106	134	(20.9%)	5	7	(28.6%)

Total Electric Retail	9,769	9,748	0.2%	1,059	1,060	(0.1%)

Other Revenue (c)				67	64	4.7%

Total Electric Revenue				1,126	1,124	0.2%

Gas (in mmcfs)
Retail Sales	28,614	26,347	8.6%	380	343	10.8%
Transportation and Other	7,878	8,193	(3.8%)	8	9	(11.1%)

Total Gas	36,492	34,540	5.7%	388	352	10.2%

Total Electric and Gas Revenues				$1,514	$1,476	2.6%

Purchased Power				$570	$572	(0.3%)
Fuel				266	267	(0.4%)

Total Purchased Power and Fuel				$836	$839	(0.4%)

Heating and Cooling Degree-Days (d)	2009	2008	Normal
Heating Degree-Days	2,534	2,322	2,510
Cooling Degree-Days	—	—	—

(a)	Full service reflects deliveries to customers purchasing electricity directly from PECO. Revenue reflects the cost of energy, the cost of the transmission and the distribution of the energy and a CTC.
(b)	Delivery only service reflects deliveries to customers electing to receive electric generation service from a competitive electric generation supplier. Revenue reflects a distribution charge and a CTC.
(c)	Other revenue includes transmission revenue from PJM, wholesale revenue and other wholesale energy sales.
(d)	Reflects the impact of the leap year day in 2008.

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